Exhibit 10m


               AGREEMENT dated August 15, 1995 by and among AMPAL-AMERICAN

ISRAEL CORPORATION, 1177 Avenue of the Americas, New York, New York (the

"Seller") and BANK HAPOALIM B.M., 50 Rothschild Blvd., Tel Aviv, Israel (the

"Buyer").



                      WITNESSETH:



               WHEREAS, Seller is the owner of 4,693,780 shares of Common Stock and 2,000,000 shares of 7% Redeemable Preferred Shares of BANK HAPOALIM (CAYMAN)

LIMITED (the "Minority Shares"); and

               WHEREAS, Buyer desires to purchase the Minority Shares from

Seller and Seller desires to sell the Minority Shares to Buyer.

               NOW, THEREFORE, the parties hereto agree as follows:

         1. SALE OF SHARES. At the closing hereinafter provided for,

Seller shall sell and transfer the Minority Shares to Buyer and Buyer shall purchase and acquire the Minority Shares from Seller.

         2. PURCHASE PRICE. The purchase price for the Minority Shares is

U.S. $20,257,792. All taxes in connection with the Sale of Shares shall be paid by Seller.

         3. CLOSING DATE. The closing shall take place on August 15, 1995 at the offices of Seller in New York City. At the closing, Seller shall deliver to Buyer, free and clear of all encumbrances, certificate(s) representing the

Minority Shares in negotiable form. Upon said delivery, Buyer shall wire transfer the Purchase Price to

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Seller's account number 01700095-01 at Buyer's New York Branch.

               IN WITNESS WHEREOF, the parties have duly executed this Agreement on the date first above written.



BANK HAPOALIM B.M.                  AMPAL-AMERICAN ISRAEL CORPORATION



By: /s/Arie Abend                   By: /s/Lawrence Lefkowitz
    -------------------             -----------------------------
   Arie Abend, Joint                Lawrence Lefkowitz, President
     Managing Director











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